Exhibit 21.1
JDSU LEGAL ENTITY LIST
	Name of Entity	State or Other Jurisdiction of Incorporation or Organization
DOMESTIC
1	Acterna LLC	Delaware
2	Acterna WG International Holdings LLC	Delaware
3	Advanced Digital Optics, Inc.	California
4	American Bank Note Holographics, Inc.	Delaware
5	Circadiant Systems, Inc.	Delaware
6	da Vinci Systems LLC	Delaware
7	E20 Communications Inc.	Delaware
8	JDS Uniphase Asia Holdings, Inc.	Delaware
9	JDSU Acterna Holdings LLC	Delaware
10	JDS Uniphase Corporation	Delaware
11	JDSU Communications Corporation	Nevada
12	JDSU Label LLC	California
13	JDSU Norwood LLC	Delaware
14	JDSU Optical Corporation	Massachusetts
15	Lightwave Electronics Corporation	California
16	OPKOR, Inc.	New York
17	Optical Coating Laboratory, LLC	Delaware
18	Photonic Power Systems, Inc.	California
19	Ramar Corporation	Massachusetts
20	SDL Optics, Inc.	Delaware
21	SDL PIRI, Inc.	Delaware
22	Test-Um, Inc.	California
23	TTC Federal Systems, Inc.	Delaware
24	TTC International Holdings Inc.	Delaware
25	Uniphase FSC	California
INTERNATIONAL
26	Acterna France SAS	France
27	Acterna Investments Ltd.	Guernsey
28	Agility Communications Europe Limited	United Kingdom
29	Casabyte Limited	United Kingdom
30	da Vinci Technologies Pte Ltd.	Singapore
31	Dynatech Hong Kong Limited	Hong Kong
32	Flex Co., Ltd.	Beijing
33	JDS Fitel (Barbados) Inc.	Barbados
34	JDS Uniphase (Israel) Limited	Israel
35	JDS Uniphase Asia K.K.	Japan
36	JDS Uniphase Asia Ltd.	Hong Kong
37	JDS Uniphase Canada Ltd	Canada
38	JDSU Communication Technology (Shenzhen) Co. Ltd	China
39	JDS Uniphase France, S.A.S.	France
40	JDS Uniphase Inc.	Canada
41	JDS Uniphase Nova Scotia Company	Nova Scotia
42	JDS Uniphase Singapore Pte Limited	Singapore
43	JDSU (Beijing) Ltd	Beijing
44	JDSU (Greater China) Ltd	Hong Kong

45	JDSU (Hong Kong) Ltd.	Hong Kong
46	JDSU AOT (Suzhou) Ltd	China
47	JDSU Australia Pty Ltd.	Australia
48	JDSU Austria GmbH	Austria
49	JDSU Benelux B.V.	Netherlands
50	JDSU de Mexico S.A. de C.V.	Mexico
51	JDSU Deutschland GmbH	Germany
52	JDSU Do Brasil Ltda. & Cia	Brazil
53	JDSU Haberleşme Test ve Ölçüm Teknolojileri Tic. Ltd. Şti.	Turkey
54	JDSU Holdings GmbH	Germany
55	JDSU India Pvt. Ltd.	India
56	JDSU International GmbH	Germany
57	JDSU Italia s.r.l.	Italy
58	JDSU Korea Ltd	Korea
59	JDSU Malaysia Sdn Bhd	Malaysia
60	JDSU Nordic AB	Sweden
61	JDSU Polska Sp.z.o.o.	Poland
62	JDSU Schweiz AG	Switzerland
63	JDSU Singapore Pte Ltd	Singapore
64	JDSU Spain S.A.	Spain
65	JDSU T&M Japan KK	Japan
66	JDSU T&M Singapore Pte Ltd	Singapore
67	JDSU UK Ltd.	United Kingdom
68	JDSU World Holdings GmbH & Co. KG	Germany
69	TTC Asia Pacific Ltd.	Hong Kong